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                                                                   EXHIBIT a(29)

                           ING VARIABLE PRODUCTS TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

         The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the "Trust"), acting pursuant to
Article V, Section 5.1 l(f) and Article VIII, Sections 8.2 and 8.3, of the Trust's Declaration of Trust, dated December 17,1993, as amended, hereby abolish ING VP International Portfolio and ING VP International SmallCap Growth Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: 2-25-04

/s/ Paul S. Doherty                           /s/ David W.C. Putnam
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Paul S. Doherty, as Trustee                   David W.C. Putnam, as Trustee

                                              /s/ Blaine E. Rieke
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J. Michael Earley, as Trustee                 Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                     /s/ John G. Turner
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R. Barbara Gitenstein, as Trustee             John G. Turner, as Trustee

/s/ Walter H. May                             /s/ Roger B. Vincent
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Walter H. May, as Trustee                     Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                       /s/ Richard A. Wedemeyer
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Thomas J. McInerney, as Trustee               Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
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Jock Patton, as Trustee